Filed with the Securities and Exchange Commission on August 16, 1999
                                      Securities Act Registration No. 333-69167


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                   FORM S-8
                        Post Effective Amendment No. 1

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933


                             LITHIA MOTORS, INC.
            (Exact name of registrant as specified in its charter)

        Oregon                                                    93-0572810
(State of incorporation)                  (I.R.S. Employer Identification No.)

360 E. Jackson St., Medford, Oregon                                    97501
(Address of principal executive offices)                            (Zip Code)

              LITHIA MOTORS, INC. 1998 EMPLOYEE STOCK BONUS PLAN
                           (Full title of the plan)


                  Sidney B. DeBoer, Chief Executive Officer
                              360 E. Jackson St.
                            Medford, Oregon 97501
                                (541) 776-6899
                      (Name, address and telephone number
                            of agent for service)

                                  Copies to:
                           Kenneth E. Roberts, Esq.
                          Foster Pepper & Shefelman
                         101 S.W. Main St., 15th Fl.
                            Portland, Oregon 97204

      The 1998 Employee Stock Bonus Plan of Lithia Motors, Inc. has been completed in accordance with its terms and terminated. All shares of Class A Common stock required to be issued in accordance with the Plan have been duly issued. The purpose of this Post Effective Amendment No. 1 is to remove from registration 254 shares of Class A Common Stock previously registered under this Plan that remained unsold upon termination of the Plan.




                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Medford, State of Oregon, on the 13th day of August, 1999.

                              LITHIA MOTORS, INC.


                              By:  /s/ Brian R. Neill                        *
                                 --------------------------------------------
                                 M.L. Dick Heimann
                                 President and Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


By:   /s/ Brian R. Neill                   *    Date: August 13, 1999
   ----------------------------------------          -------------------------
   Sidney B. DeBoer
   Chief Executive Officer and
   Chairman of the Board of Directors


By:   /s/ Brian R. Neill                  *     Date: August 13, 1999
   ---------------------------------------           -------------------------
   M.L. Dick Heimann
   President, Chief Operating Officer, Director


By:   /s/ Brian R. Neill                  *     Date: August 13, 1999
   ---------------------------------------           -------------------------
   R. Bradford Gray, Director


By:   /s/ Brian R. Neill                  *     Date: August 13, 1999
   ---------------------------------------           -------------------------
   Thomas Becker, Director


By:   /s/ Brian R. Neill                  *     Date: August 13, 1999
   ---------------------------------------           -------------------------
   William Young, Director


By:                                             Date: August 13, 1999
   ---------------------------------------           -------------------------
   W. Douglas Moreland, Director


By:   /s/ Brian R. Neill                        Date: August 13, 1999
   ---------------------------------------           -------------------------
   Brian R. Neill
   Senior Vice President, Chief Financial Officer
   (Chief Accounting and Financial Officer)

*Executed by Brian R. Neill, as Attorney-in-Fact for each director and officer pursuant to a Power of Attorney contained in the original filing.